Exhibit 1.1

UPSTART HOLDINGS, INC.

UP TO $500,000,000 OF COMMON STOCK

(par value $0.0001 per share)

AT-THE-MARKET SALES AGREEMENT

February 14, 2025

BTIG, LLC

350 Bush Street, 9th Floor

San Francisco, CA 94104

Ladies and Gentlemen:

Upstart Holdings, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with BTIG, LLC (“BTIG” and, together with the Company, the “Parties”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through BTIG, as sales agent and/or principal, up to that number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of $500,000,000 (the “Shares”); provided, however, that in no event shall the Company issue or sell to or through BTIG such number of Shares that would (a) exceed the number or amount of shares of Common Stock then available for offer and sale under the currently effective Registration Statement (as defined below) pursuant to which the offering hereunder and under any Terms Agreement is being made or (b) exceed the number of authorized but unissued shares of the Company’s Common Stock (the lesser of (a) and (b), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 1 on the Maximum Amount of Shares that may be issued and sold under this Agreement and any Terms Agreement (as defined below) shall be the sole responsibility of the Company, and that BTIG shall have no obligation in connection with such compliance. The Company agrees that whenever it determines to sell Shares directly to BTIG, as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Schedule 5 hereto relating to such sale in accordance with Section 2(b) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Each transaction pursuant to this Agreement in which the Company determines to sell Shares through BTIG, as sales agent, is hereinafter referred to as an “Agency Transaction”. The issuance and sale of Shares to or through BTIG will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing with the U.S. Securities and Exchange Commission (the “Commission”) under Rule 462(e) under the Securities Act (as defined below).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission, not earlier than three years prior to the date hereof, an “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act) on Form S-3 (File No. 333-284933), including a base prospectus, with respect to offerings of certain securities of the Company, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement at the time it became effective specifically relating to the offering of the Shares pursuant to this Agreement (the “Prospectus Supplement”). The Company will furnish to BTIG, for use by BTIG, copies of the base prospectus included as part of such registration statement at the time it became effective, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, when it became effective upon filing with the Commission, including the information, if any, deemed pursuant to Rule 430B or 430C under the Securities Act, as applicable, to be part of the registration statement at the time of its effectiveness and all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, collectively, are herein called the “Registration Statement,” and the base prospectus included in the registration statement at the time it became effective, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), as it may be supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional securities of the Company pursuant to Rule 462(b) under the Securities Act, then any reference to the Registration Statement in this Agreement shall also be deemed to include such abbreviated registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Applications system when used by the Commission (collectively, “EDGAR”).

2. Placements; Principal Transactions.

(a) Each time that the Company wishes to issue and sell Shares hereunder in an Agency Transaction (each, a “Placement” and the shares sold thereunder, the “Placement Shares”), it will notify BTIG by email notice (or other method mutually agreed to in writing by the Parties) of the amount of Shares requested to be sold or the gross proceeds to be raised in a given time period, the time period during which sales are requested to be made, any limitation on the amount of Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales (a “Placement Notice”), the form of which is attached hereto as Schedule 1. A Placement Notice shall originate from any of the individual representatives of the Company set forth on Schedule 3, and shall be addressed to each of the individual representatives of BTIG set forth on Schedule 3, as such Schedule 3 may be amended from time to time. Provided the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective unless and until (i) BTIG, in accordance with the notice requirements set forth in Section 4, declines to accept the terms contained therein for any reason, in its sole discretion (which shall not be deemed a breach of BTIG’s agreement herein), (ii) the entire amount of the Shares thereunder have been sold or the aggregate Shares sold under this Agreement and all Terms Agreements equals the Maximum Amount, whichever occurs first, (iii) the Company, in accordance with the notice requirements set forth in Section 4, suspends or terminates the Placement Notice or sales thereunder, (iv) BTIG, in accordance with the notice requirements set forth in Section 4, suspends sales under the Placement Notice, (v) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice or (vi) this Agreement has been terminated under the provisions of Section 12. The amount of any commission to be paid by the Company to BTIG in connection with the sale of the Shares effected through BTIG, as agent, in an Agency Transaction shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor BTIG will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to BTIG and BTIG does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

(b) If the Company wishes to issue and sell Shares hereunder in a Principal Transaction, it will notify BTIG by email notice (or other method mutually agreed to in writing by the Parties) of the proposed terms of the Principal Transaction. If BTIG, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and BTIG shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. Neither the Company nor BTIG shall have any obligation to enter into a Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or BTIG, unless and until the Company and BTIG have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. Any such Terms Agreement shall specify the number or amount of Shares to be sold by the Company to and purchased by BTIG pursuant thereto, the per share purchase price to be paid to the Company for such Shares (specifying and giving effect to all market price discounts applicable to such Principal Transaction), all other compensation and/or other fees or expenses payable by the Company to or for the benefit of BTIG in connection with such Principal Transaction, the Net Proceeds (as defined below) payable to the Company, the time, date and place of delivery of and payment for such Shares (to the extent the settlement terms for sales of such Shares are intended to differ from those set forth in Section 5 hereof), and the other terms upon which such sale is to occur. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by BTIG. Each of the Parties acknowledges and agrees that such Principal Transaction shall be based on compensation that is mutually agreeable to both the Company and BTIG. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of the Terms Agreement will control. The commitment of BTIG to purchase the Shares as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained in this Agreement and shall be subject to the terms and conditions herein set forth. Each of the Parties acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement or any Terms Agreement, BTIG may engage in sales and other transactions in respect of a number of shares of Common Stock equal to the number of Shares deliverable to BTIG pursuant to a Terms Agreement, whether or not BTIG has taken possession of such Shares at the time of such sales or other transactions, and nothing contained in this Agreement or any Terms Agreement shall limit or be deemed to limit BTIG’s ability to engage in such sales or other transactions.

3. Sale of Shares by BTIG. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice in an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, BTIG, as sales agent for the Company, will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Global Market (the “Exchange”), for the period specified in the Placement Notice to sell such Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of, such Placement Notice. If acting as sales agent in an Agency Transaction, BTIG will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) next following the Trading Day on which it has made sales of Shares hereunder, setting forth the number of Shares sold on such day, the compensation payable by the Company to BTIG with respect to such sales pursuant to Section 2 (it being hereby acknowledged and agreed that such compensation shall not apply when BTIG acts as principal, in which case such compensation, discounts or other fees shall be set forth in the applicable Terms Agreement), and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by BTIG (as set forth in Section 5(a)) from the gross proceeds for the Shares that it receives from such sales. BTIG may sell Shares, as sales agent in an Agency Transaction, by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the Exchange, on any other existing trading market for the Common Stock, in block trades or to or through a market maker or through an electronic communications network. After consultation with the Company and subject to the terms of a Placement Notice, BTIG may also sell Shares, as sales agent in an Agency Transaction, in privately negotiated transactions. During the term of this Agreement and notwithstanding anything to the contrary herein, BTIG agrees that in no event will it or any of its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act. The Company acknowledges and agrees that (i) there can be no assurance that BTIG will be successful in selling Shares in any Agency Transaction hereunder, (ii) BTIG will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares in any Agency Transaction for any reason other than a failure by BTIG to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 3, and (iii) BTIG shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by each of BTIG and the Company pursuant to a Terms Agreement, and then only to the extent permitted by applicable law and the rules and regulations of the Exchange. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

4. Suspension of Sales.

(a) The Company or BTIG may, upon notice to the other party in writing (including by email correspondence to each of the individual representatives of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individual representatives of the other party set forth on Schedule 3), suspend this offering and any sale of Shares in an Agency Transaction for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and BTIG shall not sell any Shares hereunder. The party that issued a Suspension Notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b) Notwithstanding any other provision of this Agreement or any Terms Agreement, the Company shall not offer or sell, or request the offer or sale of, any Shares and, by notice to BTIG given by telephone (confirmed promptly by verifiable facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and BTIG shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or may be deemed to be, in possession of material non-public information or (ii) except as expressly provided in Section 4(c) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that the Company files (a “Filing Time”) a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement and is in compliance with Section 7 hereof.

(c) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall, as conditions to the giving or continuation of any Placement Notice with respect to an Agency Transaction or the execution by BTIG of any Terms Agreement with respect to a Principal Transaction, (i) prepare and deliver to BTIG (with a copy to counsel to BTIG) a report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings or other projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to BTIG and its counsel, (ii) provide BTIG with the officer’s certificate called for by Section 7(m), dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable, which certificate shall be deemed to remain in effect during the applicable period unless withdrawn by the Company, and the opinion of Company Counsel (or Reliance Letter, as applicable) and Comfort Letter called for by Sections 7(n) and 7(o), respectively, dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable, (iii) afford BTIG the opportunity to conduct a due diligence review in accordance with Section 7(k) hereof and (iv) file such Earnings 8-K with the Commission (so that it is deemed “filed” for purposes of Section 18 of the Exchange Act). The provisions of clause (ii) of Section 4(b) shall not be applicable for the period from and after the time at which the conditions set forth in the immediately preceding sentence shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the Parties agree that (A) the delivery of any officers’ certificate, opinion of Company Counsel (or Reliance Letter, as applicable) and Comfort Letter pursuant to this Section 4(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q, annual report on Form 10-K, or report on Form 8-K, as the case may be, including, without limitation, the obligation to deliver the officers’ certificate, opinion of Company Counsel (or Reliance Letter, as applicable) and Comfort Letter called for by Sections 7(m), 7(n) and 7(o), respectively, which Sections shall have independent application, and (B) this Section 4(c) shall in no way affect or limit the operation of the provisions of clause (i) of Section 4(b), which shall have independent application.

(d) If either BTIG or the Company believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other party thereof, and sales of the Shares under this Agreement and any Placement Notice or Terms Agreement shall be suspended until such exemptive provisions or such other applicable exemptive provisions have been satisfied in the judgment of each party.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice or Terms Agreement (as applicable), settlement for sales of Placement Shares will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by BTIG for the Placement Shares, after deduction for (i) BTIG’s commission for such sales payable by the Company pursuant to Section 2 hereof in an Agency Transaction, or BTIG’s compensation, discounts or other fees pursuant to the terms of the applicable Terms Agreement in a Principal Transaction, as applicable, (ii) any other amounts due and payable by the Company to BTIG hereunder and under any Terms Agreement, as applicable, pursuant to Section 7(g) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, issue and electronically transfer the Placement Shares being sold by crediting BTIG’s or its designee’s (provided BTIG shall have given the Company written notice of such designee prior to the Settlement Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties, which Placement Shares in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, BTIG will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent, defaults in its obligation to deliver Placement Shares on a Settlement Date pursuant to the terms of any Agency Transaction or Terms Agreement, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) (Indemnification by the Company), the Company will (i) hold BTIG, its directors, officers, members, partners, employees and agents of BTIG and each person, if any, who (A) controls BTIG within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with BTIG (other than the Company and its subsidiaries) (a “BTIG Affiliate”), harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to BTIG any commission or other compensation (including the value of any market price discounts in any applicable Principal Transaction) to which it would otherwise have been entitled absent such default.

(c) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement or any Terms Agreement (i) if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement and all Terms Agreements would exceed the lesser of (A) the Maximum Amount and (B) the number or amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to BTIG in writing, or (ii) at a price lower than the minimum price, if any, therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to BTIG in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares in any Agency Transaction pursuant to this Agreement or cause the offer or sale to BTIG of any Shares in any Principal Transaction pursuant to this Agreement and any Terms Agreement, in each case, at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to BTIG in writing. Under no circumstances shall the aggregate number of Placement Shares sold pursuant to this Agreement and all Terms Agreements exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or amount of Placement Shares that may be issued and sold under this Agreement and any Terms Agreement shall be the sole responsibility of the Company, and that BTIG shall have no obligation in connection with such compliance.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, BTIG that as of (i) the date of this Agreement, (ii) each Representation Date (as defined in Section 7(m)) on which a certificate is required to be delivered pursuant to Section 7(m), (iii) the date on which any Placement Notice is delivered by the Company hereunder, (iv) the date on which any Terms Agreement is executed by the Company and BTIG and (v) each time of sale of Shares pursuant to this Agreement or any Terms Agreement (each such time of sale, an “Applicable Time”), as the case may be:

(a) Registration Statement and Prospectus. All of the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied. The Registration Statement meets, and the offering and sale of Shares as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. At the time of the initial filing of the

Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, and at the date hereof, the Company was, is and will be a “well- known seasoned issuer,” as defined in Rule 405 under the Securities Act, including not having been and not being an “ineligible issuer,” as defined Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Registration Statement became effective upon filing under Rule 462(e) under the Securities Act on February 14, 2025, and any post-effective amendment thereto has also been declared effective or became effective upon filing. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) under the Securities Act). Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) has been filed (unless exempt from filing pursuant to Rule 163 under the Securities Act) with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act and otherwise complied with the requirements of Rule 163 under the Securities Act, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163 under the Securities Act. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to BTIG and its counsel.

(b) No Material Misstatement or Omission. At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to BTIG pursuant to Rule 430B(f)(2) under the Securities Act, and at each Settlement Date, as the case may be, the Registration Statement complied, complies and will comply in all material respects with the requirements of the Securities Act (including Rule 415(a)(1)(x) under the Act), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and will comply in all material respects with the requirements of the Securities Act, and each Prospectus furnished to BTIG for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, at each Representation Date, and at each Applicable Time, as the case may be, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with written information furnished to the Company by BTIG expressly for use therein.

(c) Incorporated Documents. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Free Writing Prospectuses. The Company has not distributed and will not distribute any “prospectus” (within the meaning of the Securities Act) or offering material in connection with the offering or sale of the Shares other than the then most recent Prospectus Supplement and any “issuer free writing prospectus” (as defined in Rule 433) reviewed and consented to by BTIG, in each case accompanied by the then most recent base prospectus. Each issuer free writing prospectus (as defined in Rule 433), as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to any statements in or omissions from any issuer free writing prospectus made in reliance upon and in conformity with written information furnished to the Company by BTIG expressly for use in such issuer free writing prospectus. The Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, issuer free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act. The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Shares. Any issuer free writing prospectus that the Company is required to file pursuant to Rule 433 has been, or will be, timely filed with the Commission in accordance with the requirements of Rule 433. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(e) Absence of Changes. Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (x) any change in the capital stock of the Company (other than as a result of (i) the grant, vesting, exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options, restricted stock units or other equity incentives or the award, if any, of stock options, restricted stock units or other equity incentives in the ordinary course of business, in each case pursuant to the Company’s equity incentive plans that are described in the Registration Statement and the Prospectus (collectively, the “Company Stock Plans”), or (ii) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase from service providers, or a right of refusal on behalf of the Company pursuant to the Company’s repurchase rights or the issuance, if any, of stock upon conversion or exchange of Company securities as described in the Registration Statement and the Prospectus) or any long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse

Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

(f) Properties. Neither the Company nor any of its subsidiaries own any real property and, except as would not be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all personal property (other than with respect to Intellectual Property (as defined below) which is addressed exclusively in Section 6(aa)) owned by them; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(g) Organization of the Company and its subsidiaries. The Company has been (i) duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own and/or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other business organization in good standing under the laws of its jurisdiction of incorporation, formation or organization, to the extent the concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the capital stock of the Company contained in the Registration Statement and the Prospectus; and all of the issued shares of capital stock and equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Registration Statement and Prospectus.

(i) Validity of Shares. The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of preemptive rights and similar rights. No further approval or authority of the stockholders or the Board of Directors of the Company are required for the issuance and sale of the Shares.

(j) Description of Shares. The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(k) Section 7 and Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(l) Compliance with Laws. The Company and its subsidiaries, (A) are in compliance with all applicable laws, rules, regulations, and regulatory capital requirements or court decrees relating to the business of lending, money transmission, finance (including consumer finance), loan brokering, loan servicing, consumer protection or other regulations applicable to the business of the Company as currently conducted or contemplated to be conducted, including, but not limited to, rules and regulations promulgated by the Consumer Financial Protection Bureau, the Equal Credit Opportunity Act, the Truth in Lending Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, the Consumer Financial Protection Act, the Servicemembers Civil Relief Act, the Electronic Funds Transfer Act, the Electronic Signatures in Global and National Commerce Act, the Telephone Consumer Protection Act, the Uniform Electronic Transactions Act, the Gramm-Leach-Bliley Act, the Military Lending Act, Section 5 of the Federal Trade Commission Act, the Credit Practices Rule, the Bankruptcy Code, the Dodd-Frank Wall Street Reform and Consumer Protection Act, state laws, fair lending or other applicable laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, or consumer credit (such applicable laws, rules and regulations, the “Regulatory Laws”), (B) have received all federal and state permits, licenses and other approvals required of them under applicable Regulatory Laws to conduct their respective businesses, (C) are in compliance with all terms and conditions of any such permit, license or approval and (D) have implemented the services they provide to their bank partners in a manner that is designed to enable such bank partners to comply with applicable laws (solely with respect to their operations relating to the lending platform of the Company), and, to the Company’s knowledge, the Company and its subsidiaries have not provided services to any bank partner in a manner that has resulted in such bank partner’s violation of applicable law due to any act or omission of the Company or any of its subsidiaries; and, other than as set forth in the Registration Statement and Prospectus, the Company is not aware of any material changes proposed or contemplated to be made to any of the Regulatory Laws, except to the extent such failures under (A), (B), (C) or (D) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) No Violations. None of the Company or its subsidiaries is subject to any order or action, and to the Company’s knowledge none has been threatened with any action by any federal or state regulatory authority concerning its compliance with applicable Regulatory Laws (including, but not limited to, the failure to obtain any permit, license or approval, or to comply with the terms thereof), other than any such orders or actions or threatened orders or actions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Legal Proceedings. Other than as set forth in the Registration Statement and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject, under the Regulatory Laws or otherwise, which if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Conflicts. The issue and sale of the Shares, and the execution, delivery and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or bylaws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, or the execution, delivery or performance by the Company of, or the consummation by the Company of the transactions contemplated by, this Agreement, except such as have been already obtained or made or as may be required under the Securities Act, applicable state securities or Blue Sky laws, the rules of the Exchange, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p) No Defaults. Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or bylaws or other organizational document, as applicable, (B) in violation or, as relevant, default of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Description of Capital Stock and Program. The statements set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders” and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(r) Listing. The Company’s Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is authorized for trading on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The Company is in compliance with the current listing standards of the Exchange. The Company has filed a Notification of Listing of Additional Shares with the Exchange with respect to the Shares.

(s) Exchange Act. The Company is subject to Section 13 or 15(d) of the Exchange Act.

(t) Investment Company Act of 1940. Neither the Company nor any of its subsidiaries is, or after receipt of payment for the Shares and the application of the proceeds thereof contemplated under the caption “Use of Proceeds” in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder.

(u) Investment Advisers Act of 1940. Neither the Company nor any of its subsidiaries is an “investment adviser,” as such term is defined in the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

(v) Independent Accountants. Deloitte & Touche LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(w) Internal Controls over Financial Reporting. Except as disclosed in the Registration Statement or the Prospectus (including the Incorporated Documents), the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, and (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective. Except as disclosed in the Registration Statement or the Prospectus (including the Incorporated Documents), the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, as of an earlier date than it would otherwise be required to so comply under applicable law).

(x) Changes in Internal Controls. Except as disclosed in the Registration Statement or the Prospectus (including the Incorporated Documents), since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(y) Disclosure Controls and Procedures. Except as disclosed in the Registration Statement or the Prospectus (including the Incorporated Documents), the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(z) Authorization. This Agreement and each Terms Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity. This Agreement and each Terms Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(aa) Intellectual Property.

(i) Except as disclosed in the Registration Statement or the Prospectus (including the Incorporated Documents), the Company and its subsidiaries own, possess or have licensed adequate rights to use all: patents (together with any reissues, continuations, continuations-in-part, divisions, renewals, extensions, counterparts and reexaminations thereof), patent applications (including provisional applications) and inventions; trademarks, service marks, trade names, logos, Internet domain names and other indicia of origin and all registrations and applications therefor; rights in published and unpublished works of authorship, whether copyrightable or not (including software, website content and related documentation), and copyrights and all registrations and applications therefor; trade secrets, know-how and other confidential or proprietary information, (“Trade Secrets”) and other technology and intellectual property rights, (collectively, “Intellectual Property”), used in or necessary for the conduct of their respective businesses as currently conducted by the Company or any of its subsidiaries (the “Company Intellectual Property”), except where the failure to have any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

(ii) Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, the conduct of the Company’s and its subsidiaries’ respective businesses has not violated, infringed, or misappropriated any Intellectual Property rights of others in any material respect. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries have not received any written notice of any claim of infringement or misappropriation of any such rights of others. Except as disclosed in the Registration Statement or the Prospectus (including the Incorporated Documents), to the knowledge of the Company, there are no third parties who have or will be able to establish ownership rights or rights to use any material Company Intellectual Property that is owned by the Company or any of its subsidiaries, except for (A) any retained rights of the owners of Intellectual Property that is licensed to the Company or any of its subsidiaries and (B) the non-exclusive rights of customers and strategic and channel partners to use the Company Intellectual Property, under which the Company or its subsidiaries have granted licenses to such customers and partners, in the ordinary course. Except as described in either the Registration Statement and the Prospectus, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (i) challenging the Company’s rights or any of its subsidiaries’ rights in or to any Company Intellectual Property; (ii) challenging the validity, enforceability, scope, registration, or ownership of any Company Intellectual Property that is owned by the Company or any of its subsidiaries (with the exception of routine office actions in connection with applications for the registration or issuance of such Intellectual Property), or (iii) that the Company or any of its subsidiaries infringes or misappropriates any Intellectual Property or other proprietary rights of others. Except as described in either the Registration Statement and the Prospectus, there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries that a third party infringes or misappropriates any of the Company Intellectual Property.

(iii) The Company and its subsidiaries have taken commercially reasonable steps to secure interests in the Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company, including the execution of valid Intellectual Property assignment and non-disclosure agreements for the benefit of the Company and its subsidiaries by such employees, consultants, agents and contractors. There are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the Registration Statement and the Prospectus and are not so described. The Company and its subsidiaries are not a party to or bound by any material options, licenses or binding agreements with respect to any Intellectual Property of any other person or entity that are not described in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus, no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any material Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material Trade Secrets used in, held for use in or necessary for the conduct of the businesses of the Company or any of its subsidiaries.

(iv) To the Company’s knowledge, the Company and its subsidiaries have used all software (including source code) that is distributed under a “free,” “open source,” or similar licensing model or under a license which, by its terms, (A) does not prohibit licensees of such software from licensing or otherwise distributing such software in source code form, (B) does not prohibit licensees of such software from making modifications thereof, and (C) does not require a royalty or other payment for the licensing or other distribution, or the modification, of such software (other than a reasonable charge to compensate the provider for the cost of providing a copy thereof), including under the GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, New BSD License, MIT License, Common Public License and other licenses approved as Open Source licenses under the Open Source Definition of the Open Source Initiative located online at http://opensource.org/osd (“Open Source Materials”), in compliance in all material respects with all license terms applicable to such Open Source Materials. Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (i) the Company or any of its subsidiaries to permit reverse engineering of any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries, or (ii) any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries, to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributed at no charge or minimal charge.

(v) Data Privacy and Data Breaches. (i) The Company and its subsidiaries have (A) operated and currently operate their respective businesses in a manner compliant in all material respects with all applicable foreign, federal, state and local laws and regulations, all contractual obligations and all Company policies (internal and posted), in each case, related to privacy and data security applicable to the Company’s, and its subsidiaries’, collection, use, handling, transfer, transmission, storage, disclosure and/or disposal of the data of their respective customers, employees and other third parties (the “Privacy and Data Security Requirements”) and (B) maintain, monitor and have been and are in material compliance with, applicable administrative, technical and physical safeguards and policies and procedures designed to ensure compliance with Privacy and Data Security Requirements in all material respects and (ii) except as described in the Registration Statement and the Prospectus, there has been no material loss or material unauthorized access, use, modification or breach of security of customer, employee or third party data or personal information maintained by or on behalf of the Company and its subsidiaries (each, a “Data Breach”), and neither the Company nor any of its subsidiaries has notified, nor has the current intention to notify, any customer, governmental entity or the media of any such event with regard to any material Data Breach.

(bb) IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) (i) are reasonably adequate for and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and (ii) are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as disclosed in the Registration Statement or the Prospectus (including the Incorporated Documents), the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems, and to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to such IT Systems, except for those that have been remedied without material cost or liability.

(cc) Anti-Bribery and Anti-Corruption Laws. Neither the Company nor any of its subsidiaries nor, any director, or officer thereof, nor, to the knowledge of the Company, any employee, agent, affiliate or other person while “associated with” (as that term is defined in the Bribery Act 2010 of the United Kingdom) or acting on behalf of the Company or any of its subsidiaries has (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (B) made, offered, promised or authorized any direct or indirect unlawful payment to any foreign or domestic government official, employee or agent, including those acting on behalf of any government instrumentality such as government-owned or controlled entities, or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (hereinafter, the “Anti-Bribery and Anti-Corruption Laws”). The Company, its subsidiaries and its controlled affiliates have conducted their businesses in compliance with, and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Bribery and Anti-Corruption Laws and with the representations and warranties contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of the Securities hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the Anti-Bribery and Anti-Corruption Laws.

(dd) Money Laundering Laws. The operations of the Company and its subsidiaries, and to the knowledge of the Company, its bank partners (solely with respect to their operations relating to their loan program with the Company), are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) Sanctions. Neither the Company nor any of its subsidiaries nor any director or officer thereof nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any of its subsidiaries is, or is owned or controlled by one or more individuals or entities that is, (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority in a country (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea, so-called Donetsk People’s Republic, Kherson and so-called Luhansk People’s Republic, and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Jurisdiction”) and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of or the target of Sanctions or with any Sanctioned Jurisdiction, respectively.

(ff) Statistical Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the consent to the use of such data from such sources.

(gg) Taxes. Except as disclosed in the Registration Statement or the Prospectus (including the Incorporated Documents), the Company and each of its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon. No material tax deficiency has been determined adversely to the Company or any of its subsidiaries and the Company does not have any knowledge of any tax deficiencies.

(hh) No Preferential Rights; No Commissions. Except as set forth in the Registration Statement and the Prospectus, (i) no person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares hereunder or under any Terms Agreement, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, and (ii) no person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby. Neither the

Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or BTIG for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares by BTIG under this Agreement or any Terms Agreement.

(ii) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(jj) Stock Transfer Taxes. On each Settlement Date, all material stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder and under any Terms Agreement, as applicable, will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company in all material respects.

(kk) Absence of Manipulation. Neither the Company, nor any of its subsidiaries, nor any of its or their respective directors, officers or, to the knowledge of the Company, controlling persons has taken, directly or indirectly, any action designed to stabilize or manipulate, or which has constituted or might reasonably be expected to cause or result in, the stabilization or manipulation of, the price of any security of the Company to facilitate the sale or resale of the Shares.

(ll) Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction or any “equity line” transaction.

(mm) No Reliance. The Company has not relied upon BTIG or its legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(nn) Outbound Investments. Neither the Company nor any of its subsidiaries (i) is a “covered foreign person” within the meaning of the final rules implementing Executive Order 14105 of August 9, 2023, “Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern” (the “Outbound Order”), promulgated by Office of Investment Security, Department of the Treasury, (ii) is currently engaged in, or has plans to engage in, one or more of the activities identified in the definitions of “notifiable transaction” or “prohibited transaction” under 31 C.F.R. Part 850 and (iii) is currently holding or has plans to hold, directly or indirectly, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of a “person of a country of concern” (as identified in the Outbound Order) that engages in one or more activities identified in the definitions of “notifiable transaction” or “prohibited transaction” under 31 C.F.R. Part 850.

Any certificate signed by an officer of the Company and delivered to BTIG or to counsel for BTIG pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to BTIG as to the matters set forth therein as of the date or dates indicated therein.

7. Covenants of the Company. The Company covenants and agrees with BTIG that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by BTIG under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify BTIG promptly of the time when any subsequent amendment to the Registration Statement, other than the Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon BTIG’s request, any amendments or supplements to the Registration Statement or Prospectus that, in BTIG’s reasonable judgment, may be necessary or advisable in connection with the distribution of the Shares by BTIG (provided, however, that the failure of BTIG to make such request shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect BTIG’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Shares (except for the Incorporated Documents) unless a copy thereof has been submitted to BTIG a reasonable period of time before the filing and BTIG has not reasonably objected thereto (provided, however, (A) that the failure of BTIG to make such objection shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect BTIG’s right to rely on the representations and warranties made by the Company in this Agreement, (B) that, if BTIG objects thereto, BTIG may cease making sales of Placement Shares pursuant to this Agreement and/or may terminate any Terms Agreement and (C) that the Company has no obligation to provide BTIG any advance copy of such filing or to provide BTIG an opportunity to object to such filing if such filing does not name BTIG or does not relate to the transactions contemplated hereunder or under any Terms Agreement); (iv) the Company will furnish to BTIG at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (v) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company); and (vi) the Company will pay the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(b) Notice of Commission Stop Orders. During the Prospectus Delivery Period, the Company will advise BTIG, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, BTIG may cease making offers and sales under this Agreement or any Terms Agreement.

(c) Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify BTIG promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify BTIG to suspend the offering of Placement Shares during such period, and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to BTIG and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period, including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, in each case, as soon as reasonably practicable via e-mail in “.pdf” format to an e-mail account designated by BTIG and, at BTIG’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to BTIG to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder or under any Terms Agreement are consummated or this Agreement or any Terms Agreement is terminated in accordance with the provisions of Section 12 hereunder, will pay all reasonable and documented expenses incident to the performance of its obligations hereunder and under each Terms Agreement, including, but not limited to, expenses relating to: (i) the preparation, printing, filing and electronic delivery to BTIG of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares; (ii) the preparation, issuance and delivery of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to BTIG; (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement and any Terms Agreement; (iv) if Shares having an aggregate offering price of $125,000,000 or more have not been offered and sold under this Agreement by the first anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement), the Company shall reimburse BTIG for reasonable out-of-pocket expenses incurred by BTIG, including the fees and disbursements of counsel to BTIG, in connection with the transactions contemplated by this Agreement, in an amount not to exceed $100,000; (v) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(x), including filing fees, if any; (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange; (vii) the fees and expenses of the transfer agent or registrar for the Common Stock; and (viii) filing fees and expenses, if any, of the Commission and FINRA.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Other Sales. Without the prior notification of BTIG by email notice, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the Trading Day immediately prior to the date on which any Placement Notice is delivered to BTIG hereunder and ending on the Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the later of (A) the termination of this Agreement, (B) one day immediately following the final Settlement Date with respect to Shares sold in any Agency Transaction and (C) the tenth (10th) day immediately following the final Settlement Date with respect to Shares sold in any Principal Transaction; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase Common Stock, restricted stock units or stock awards, other equity awards to acquire Common Stock, or Common Stock issuable upon the exercise or vesting of options or other equity awards, pursuant to any employee or director equity awards or benefits plan, employee stock purchase plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Common Stock issuable upon conversion of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to BTIG and (iii) Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances, or offered and sold in a privately negotiated transaction to vendors, customers, lenders, investors, strategic partners or potential strategic partners, occurring after the date of this Agreement which are conducted in a manner so as not to be integrated with the offering of Shares hereby.

(j) Change of Circumstances. The Company will, at any time during the term of this Agreement, advise BTIG promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to BTIG pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will reasonably cooperate with any reasonable due diligence review conducted by BTIG or its agents in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as BTIG may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that (i) as promptly as practicable after the close of each of the Company’s fiscal quarters, or on such other dates as required under the Securities Act or under interpretations by the Commission thereof, the Company shall prepare a prospectus supplement, which will set forth the number of Placement Shares sold to or through BTIG during such quarterly period (or other relevant period), the Net Proceeds to the Company and the compensation paid or payable by the Company to BTIG with respect to such sales of Placement Shares and shall file such prospectus supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B or 430C under the Securities Act, as applicable) and shall file any issuer free writing prospectus that is required to be filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Securities Act or (ii) if such prospectus supplement is not so filed with respect to a particular fiscal quarter, the Company shall disclose the information referred to in clause (i) above in its annual report on Form 10-K or its quarterly report on Form 10-Q, as applicable, in respect of such quarterly period and shall file such report with the Commission within the applicable time period prescribed for such report under the Exchange Act. The Company shall not file any such prospectus supplement or issuer free writing prospectus relating to such sales, and shall not file any report containing disclosure relating to such sales, unless disclosure relating to such sales to be included in a Form 10-K or Form 10-Q (it being acknowledged and agreed that the Company shall not submit any portion of any Form 10-K or Form 10-Q other than the specific disclosure relating to any sales of Placement Shares), as applicable, has been submitted to BTIG a reasonable period of time before the filing and BTIG has not reasonably objected thereto (provided, however, (A) that the failure of BTIG to make such objection shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, or affect BTIG’s right to rely on the representations and warranties made by the Company in this Agreement, and (B) that, if BTIG objects thereto, BTIG may cease making sales of Placement Shares pursuant to this Agreement or any Terms Agreement). The Company shall provide copies of the Prospectus and such prospectus supplement and any issuer free writing prospectus to BTIG via e-mail in “.pdf” format on such filing date to an e-mail account designated by BTIG and shall also furnish copies of the Prospectus and such prospectus supplement to each exchange or market on which sales of the Placement Shares may be made as may be required by the rules or regulations of such exchange or market.

(m) Representation Dates; Certificate. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and each time the Company (i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than (A) a prospectus supplement filed in accordance with Section 7(l) or (B) a supplement or amendment that relates to an offering of securities other than the Shares) by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of document(s) by reference in the Registration Statement or the Prospectus relating to the Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish BTIG within three (3) Trading Days after each Representation Date (but in the case of clause (iv) above only if BTIG reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice or Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date), Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide BTIG with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or BTIG sells any Shares in an Agency Transaction, or on the applicable Settlement Date with respect to a Principal Transaction, the Company shall provide BTIG with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable.

(n) Legal Opinions. On or prior to the earlier of (i) the date the first Placement Notice is given pursuant to this Agreement and (ii) Shares are delivered to BTIG as principal on a Settlement Date with respect to the first Principal Transaction pursuant to the first Terms Agreement and this Agreement, the Company shall cause to be furnished to BTIG: (A) the written opinions and negative assurance of Wilson Sonsini Goodrich & Rosati, P.C., as issuer’s counsel to the Company, or other counsel reasonably satisfactory to BTIG (“Company Counsel”), and (B) the written opinions of the Chief Legal Officer of the Company, in each case (A) and (B), substantially in the forms previously agreed between the Parties, and (ii) Sullivan & Cromwell LLP, as counsel to BTIG (“Agent Counsel”), shall deliver to the BTIG its written opinions and disclosure letter, in form and substance reasonably satisfactory to BTIG, provided that the Company shall have furnished to Agent Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. Thereafter, each time Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable pursuant to Section 7(m), (i) the Company shall cause to be furnished to BTIG the written opinions of Company Counsel and the Chief Legal Officer of the Company substantially in the forms previously agreed between the Parties, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; and (ii) the Agent Counsel shall furnish to BTIG the written opinions and disclosure letter of the Agent Counsel, in form and substance reasonably satisfactory to BTIG, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, and provided that the Company shall have furnished to the Agent Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters; provided, however, that if Company Counsel has previously furnished to BTIG such written opinions and negative assurance substantially in the form previously agreed between the Parties, Company Counsel may, in respect of any future Representation Date, furnish BTIG with a letter (a “Reliance Letter”) in lieu of such opinions and negative assurance to the effect that BTIG may rely on the prior opinions and negative assurance of Company Counsel delivered pursuant to this Section 7(n) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter).

(o) Comfort Letter. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to BTIG as principal on a Settlement Date with respect to a Principal Transaction and within three (3) Trading Days after each Representation Date, other than pursuant to clause (iii) of Section 7(m), with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable pursuant to Section 7(m), the Company shall cause its independent accountants to furnish BTIG a letter, dated as of such date (the “Comfort Letter”), in form and substance reasonably satisfactory to BTIG, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Market Activities. The Company shall not, and shall cause its subsidiaries and its and their respective directors, officers and controlling persons not to, directly or indirectly, (i) take any action designed to stabilize or manipulate, or which constitutes or might reasonably be expected to cause or result in, the stabilization or manipulation of, the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting the purchases of the Shares, other than BTIG.

(q) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks the Company reasonably deems adequate.

(r) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(s) Securities Act and Exchange Act. The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and any Terms Agreement and the Prospectus. Without limiting the generality of the foregoing, during the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act).

(t) Sarbanes-Oxley Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Exchange promulgated thereunder.

(u) No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and BTIG in its capacity as agent hereunder or as principal hereunder and under any Terms Agreement, neither BTIG nor the Company (including its agents and representatives other than BTIG in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by BTIG as agent hereunder or as principal hereunder and under any Terms Agreement.

(v) Investment Company Act. The Company shall conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(w) Transfer Agent. The Company shall maintain, at its sole expense, a registrar and transfer agent for the Common Stock.

(x) Blue Sky and Other Qualifications. If required by applicable law, the Company will use its commercially reasonable efforts, in cooperation with BTIG, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as BTIG may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(y) Renewal of Registration Statement. If, immediately prior to the third (3rd) anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Shares remain unsold and this Agreement has not been terminated for any reason, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Shares, in a form satisfactory to BTIG and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

8. Representations and Covenants of BTIG. BTIG represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which BTIG is exempt from registration or such registration is not otherwise required. BTIG shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except in such states in which BTIG is exempt from registration or such registration is not otherwise required, during the terms of this Agreement. BTIG will comply with all applicable laws and regulations in connection with the sale of Placement Shares pursuant to this Agreement and any Terms Agreement, including, but not limited to, Regulation M under the Exchange Act.

9. Conditions to BTIG’s Obligations. The obligations of BTIG hereunder with respect to a Placement in any Agency Transaction, and the obligations of BTIG with respect to a Principal Transaction pursuant to any Terms Agreement and this Agreement, will in each case be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and under any Terms Agreement, as applicable, to the completion by BTIG of a due diligence review satisfactory to BTIG in its reasonable judgment, and to the continuing satisfaction (or waiver by BTIG in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the offer and sale of all Placement Shares that have been issued or are contemplated to be issued pursuant to all Placement Notices that have been delivered to BTIG by the Company and all Terms Agreements that have been executed by the Parties. The Company shall have paid the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b) Prospectus Supplement. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or other order preventing or suspending the use of the Prospectus or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. BTIG shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in BTIG’s reasonable opinion is material, or omits to state a fact that in BTIG’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities, the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of BTIG (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, and the Prospectus.

(f) Legal Opinion. BTIG shall have received the opinions and negative assurances required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinions are required pursuant to Section 7(n).

(g) Comfort Letter. BTIG shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(h) Representation Certificate. BTIG shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(j) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to BTIG such appropriate further information, certificates and documents as BTIG may have reasonably requested. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company shall have furnished BTIG with such conformed copies of such opinions, certificates, letters and other documents as BTIG shall have reasonably requested.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424(b) and Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or the Settlement Date with respect to any Principal Transaction under any Terms Agreement, as applicable shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) and Rule 433.

(l) Approval for Listing. The Placement Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.

(m) No Termination Event. There shall not have occurred any event that would permit BTIG to terminate this Agreement pursuant to Section 12(a).

10. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless BTIG, its directors, officers, members, partners and employees and each BTIG Affiliate, if any, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by BTIG), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with information relating to BTIG that has been furnished in writing to the Company by BTIG expressly for inclusion in any document described in clause (i) of this Section 10(a).

(b) Indemnification by BTIG. BTIG agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 10(a), as and when incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to BTIG that has been furnished to the Company by BTIG expressly for inclusion in any document as described in clause (i) of Section 10(a).

(c) Procedure. Any indemnified party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or BTIG, the Company and BTIG will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and BTIG may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and BTIG on the other. The relative benefits received by the Company on the one hand and BTIG on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (net of commissions to BTIG but before deducting expenses) received by the Company bear to the total compensation received by BTIG from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and BTIG, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or BTIG, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and BTIG agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for the purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(d), BTIG shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, members, partners, employees or agents of BTIG, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of BTIG, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a) BTIG shall have the right, by giving notice as hereinafter specified in Section 13, at any time to terminate this Agreement and/or any Terms Agreement (including at any time at or prior to the Settlement Date with respect to the Shares to be sold under such Terms Agreement) if: (i) any Material Adverse Effect, or any development that has actually occurred and that would reasonably be expected to result in a Material Adverse Effect, has occurred that, in the reasonable judgment of BTIG, may materially impair the ability of BTIG to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (ii) there has occurred any (A) material adverse change in the financial markets in the United States or the international financial markets, (B) outbreak of hostilities or escalation thereof or other calamity or crisis or (C) change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which, in the reasonable judgment of BTIG, may materially impair the ability of BTIG to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (iii) trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or minimum prices for trading have been fixed on the Exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing; (v) a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing; or (vi) a banking moratorium has been declared by either U.S. Federal, New York or California authorities. The Company may not terminate any Terms Agreement without the prior written consent of BTIG. Any such termination pursuant to this Section 12(a) shall be without liability of any party to any other party, except that the provisions of Section 7(g) (Expenses), Section 10 (Indemnification), Section 11 (Survival of Representations), Section 12(f), Section 17 (Applicable Law; Consent to Jurisdiction) and Section 18 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(b) The Company shall have the right, by giving prior written notice as hereinafter specified in Section 13, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c) BTIG shall have the right, by giving prior written notice as hereinafter specified in Section 13, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares to or through BTIG on the terms and subject to the conditions set forth herein and any Terms Agreement; provided that the provisions of Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the Parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 shall remain in full force and effect.

(f) Any termination of this Agreement or any Terms Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by BTIG or the Company, as the case may be. If such termination, other than a termination of any Terms Agreement pursuant to Section 12(a) above, shall occur prior to the Settlement Date for any sale of Shares, such termination shall not become effective until the close of business on such Settlement Date and such Shares shall settle in accordance with the provisions of this Agreement (it being hereby acknowledged and agreed that a termination of any Terms Agreement pursuant to Section 12(a) above shall become effective in accordance with the first sentence of this Section 12(f) and shall relieve the Parties of their respective obligations under such Terms Agreement, including, without limitation, with respect to the settlement of the Shares subject to such Terms Agreement).

13. Notices.

All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified, and if sent to BTIG, shall be delivered to

BTIG, LLC

350 Bush Street, 9th Floor

San Francisco, California 94104

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

with copies (which shall not constitute notice) to:

BTIG, LLC

350 Bush Street, 9th Floor

San Francisco, California 94104

Attention: General Counsel and Chief Compliance Officer

Email: BTIGcompliance@btig.com

    IBlegal@btig.com

and:

Sullivan & Cromwell LLP

550 Hamilton Avenue

Palo Alto, California 94301

Attention: John L. Savva

Email: savvaj@sullcrom.com

and if to the Company, shall be delivered to:

Upstart Holdings, Inc.

2950 S. Delaware Street, Suite 410

San Mateo, California 94403

Attention: Legal Department

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Allison B. Spinner

Email: aspinner@wsgr.com

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14. Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company and BTIG and their respective successors and permitted assigns and, as to Sections 5(b) and 10, the other indemnified parties specified therein. References to any of the Parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement or any Terms Agreement, except as expressly provided in this Agreement or any Terms Agreement. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that BTIG may assign its rights and obligations hereunder or under any Terms Agreement to an affiliate of BTIG without obtaining the Company’s consent.

15. Adjustments for Stock Splits. The Parties acknowledge and agree that all share-related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.

16. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices and Terms Agreements issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof or any Terms Agreement may be amended except pursuant to a written instrument executed by the Company and BTIG. In the event that any one or more of the terms or provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such term or provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the Parties as reflected in this Agreement.

17. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND BTIG EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

18. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR ANY TERMS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND ANY TERMS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) BTIG is acting solely as agent in connection with the sale of the Shares in an Agency Transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and BTIG, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether BTIG has advised or is advising the Company on other matters, and BTIG has no obligation to the Company with respect to the transactions contemplated by this Agreement or any Terms Agreement, except the obligations expressly set forth in this Agreement and any Terms Agreement;

(b) the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) BTIG has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement or any Terms Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) the Company is aware that BTIG and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and BTIG has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against BTIG for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that BTIG shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

20. Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

21. Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or Terms Agreement by one party to the other may be made by facsimile or electronic transmission.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and BTIG, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and BTIG.

Very truly yours,

UPSTART HOLDINGS, INC.

By:	/s/ Sanjay Datta
Name:	Sanjay Datta
Title:	CFO

ACCEPTED as of the date first-above written:

BTIG, LLC

By:	/s/ Jay Magee
Name: Title:	Jay Magee Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Upstart Holdings, Inc. (the “Company”), and BTIG, LLC (“BTIG”) dated _______________, 202__ (the “Agreement”), I hereby request on behalf of the Company that BTIG sell up to [[___] shares] [$[___] worth of shares] of the Company’s common stock, par value $0.0001 per share, subject to the Maximum Amount (the “Shares”), at market prices not lower than $[____] per share, during the time period beginning [month, day, time] and ending [month, day, time].

[The company may include such other sales parameters as it deems appropriate, subject to the terms and conditions of the Agreement.]

Terms used herein and not defined herein have the meanings ascribed to them in the Agreement.

SCHEDULE 1

SCHEDULE 2

COMPENSATION

BTIG shall be paid compensation equal to up to two percent (2%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement.

SCHEDULE 2

SCHEDULE 3

BTIG, LLC

UPSTART HOLDINGS, INC.

SCHEDULE 3

Exhibit 7(m)

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and appointed _____________________ of Upstart Holdings, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated [_________________], 202__ (the “Sales Agreement”), between the Company and BTIG, that:

(i)

the representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, such representations and warranties are true and correct on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, such representations and warranties are true and correct in all material respects as of the date hereof as if made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof;

(iii)

as of the date hereof, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (i) and (ii) above, respectively, to be true and correct;

(iv)	there has been no material adverse change since the date as of which information is given in the Prospectus, as amended or supplemented;

(v)	the Company does not possess any material non-public information; and

(vi)

the aggregate offering price of the Shares that may be issued and sold pursuant to the Sales Agreement and the maximum number or amount of Shares that may be sold pursuant to the Sales Agreement have been duly authorized by the Company’s board of directors or a duly authorized committee thereof.

Terms used herein and not defined herein have the meanings ascribed to them in the Sales Agreement.

By:
Name:
Title:

Date: